Exhibit (a)(6)

ARTICLES SUPPLEMENTARY

AB FIXED-INCOME SHARES, INC.

AB Fixed-Income Shares, Inc., a Maryland corporation (hereinafter called the “Corporation”), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:   Under a power contained in Article FIFTH of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation hereby classifies and designates 10,000,000,000 authorized but unissued and unclassified shares of common stock, $.0005 par value per share (the “Common Stock”), of the Corporation as Class 1 Common Stock in the AB Government Money Market Portfolio.

SECOND:  A.     Immediately before the reclassification of the shares of Common Stock as set forth herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 110,000,000,000 shares, par value $0.0005 per share, with an aggregate par value of $55,000,000, of which 10,000,000,000 were shares of Common Stock, without further designation as to series or class, and 100,000,000,000 shares were classified as follows:

Portfolio and Class	Number of Shares

AB Government Money Market Portfolio
Class AB Common Stock	20,000,000,000
Institutional Class Common Stock	20,000,000,000
Class A Common Stock	5,000,000,000
Class B Common Stock	5,000,000,000
Class C Common Stock	5,000,000,000
Advisor Class Common Stock	5,000,000,000
Class R Common Stock	5,000,000,000
Class K Common Stock	5,000,000,000
Class I Common Stock	5,000,000,000
Class Z Common Stock	5,000,000,000
Class 1 Common Stock	5,000,000,000
Premium Class Common Stock	5,000,000,000
Select Class Common Stock	5,000,000,000
Investor Class Common Stock	5,000,000,000

B.  Immediately after the reclassification of shares of Common Stock as set forth herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 110,000,000,000 shares, par value $0.0005 per share, with an aggregate par value of $55,000,000, classified as follows:

Portfolio and Class	Number of Shares

AB Government Money Market Portfolio
Class AB Common Stock	20,000,000,000
Institutional Class Common Stock	20,000,000,000
Class A Common Stock	5,000,000,000
Class B Common Stock	5,000,000,000
Class C Common Stock	5,000,000,000
Advisor Class Common Stock	5,000,000,000
Class R Common Stock	5,000,000,000
Class K Common Stock	5,000,000,000
Class I Common Stock	5,000,000,000
Class Z Common Stock	5,000,000,000
Class 1 Common Stock	15,000,000,000
Premium Class Common Stock	5,000,000,000
Select Class Common Stock	5,000,000,000
Investor Class Common Stock	5,000,000,000

THIRD:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FOURTH:  The shares of Common Stock have been reclassified by the Board of Directors under the authority contained in the Charter. These Articles Supplementary do not increase the authorized stock of the Corporation.

FIFTH:  These Articles Supplementary will be effective on February 21, 2023 (the “Effective Date”), as permitted by the Maryland General Corporation Law.

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IN WITNESS WHEREOF, AB Fixed-Income Shares, Inc. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested by its Secretary, as of this 16th day of February, 2023. The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states under the penalties for perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

AB FIXED-INCOME SHARES, INC.

By: /s/ Onur Erzan
Onur Erzan
President

ATTEST:

/s/ Nancy E. Hay
Nancy E. Hay
Secretary

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